Exhibit 10.31

IOMEGA CORPORATION (“Iomega”)

AMENDMENT TO EMPLOYMENT LETTER AGREEMENT (“Amendment”)

WHEREAS, on July 18, 2005, the Compensation Committee of the Board of Directors (the “Committee”) reviewed then existing severance arrangements with certain of Iomega’s executive officers and, after deliberation, the Committee took certain actions to bring more consistency among such arrangements; and

WHEREAS, in taking said actions, Ms. Anna Aguirre’s severance arrangement, as set forth in her Employment Letter Agreement with Iomega dated July 23, 2001 (the “Letter Agreement”), was modified from 6 months to 9 months in the event Ms. Aguirre’s employment with Iomega were terminated under certain defined circumstances.

NOW, THEREFORE, the parties agree as follows:

1.

Amendment. The tenth bullet of the second paragraph of the Letter Agreement, which addresses the topic of severance in the event of termination of employment, is hereby amended as follows: In the first sentence, “6” is replaced with “nine (9).”

2.

Voluntary Election. Ms. Aguirre acknowledges that she has read this Amendment, understands its contents, has had the opportunity to consult with her personal advisors, and has voluntarily entered into this Amendment.

3.

Other. This Amendment is governed by the laws of the State of California, to the extent not preempted by ERISA, and constitutes the entire agreement on this subject matter. Except as expressly amended herein, all other terms and conditions of the Letter Agreement remain in effect and unchanged. This Amendment can only be amended by mutual written agreement. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement; a facsimile of an original signature transmitted to the other Party is effective as if the original was sent to the other Party.

Effective Date: July 18, 2005

Accepted and Agreed to:

Anna Aguirre	Iomega Corporation

/s/ Anna Aguirre_______________	/s/ Iomega Corporation__________
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Amendment to Employment Letter Agreement

Exhibit 10.31.htm